UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NVFY	Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2025, the Board of Directors (the “Board”) of Nova LifeStyle, Inc. (the “Company”) received a resignation letter from Ms. Thanh H. Lam to resign from her positions as the Chief Executive Officer (“CEO”) and President of the Company, effective immediately. Ms. Lam will remain as a director and Chairperson of the Board. Ms. Lam indicated that her resignation is not because of any disagreement with the Company, its management or its directors.

On April 21, 2025, the Board appointed Mr. Xiaohua Lu as the Chief Executive Officer of the Company.

Mr. Xiaohua Lu, age 46, was the General Manager of Drem Consulting Pte Ltd from January 2024 to April 2025 and was an independent financial advisor for Promiseland Financial Advisory Pte Ltd. from February 2022 to April 2025. Mr. Lu served as a director of Wiselink Global Pte Ltd from January 2019 to December 2022 and as Chief Executive Officer of Blackamber Investment Limited (New Zealand) from October 2012 to December 2018. Mr. Lu received a Bachelor’s degree in Vehicle Engineering and Commercial Business English from Jilin University, China in July 2001.

In connection with his appointment, the Company entered into an employment agreement (the “Agreement”) with Mr. Lu on April 21, 2025. The Agreement has a term of one year and provides that Mr. Lu will receive compensation in the amount of $80,000 a year, payable monthly.

Mr. Lu was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Lu and the directors, nor between Mr. Lu and any executive officer of the Company. Mr. Lu is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

The foregoing description of the Agreement is only a summary of the terms of the Agreement and does not purport to be a complete description of such document, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Employment Agreement between the Company and Xiaohua Lu dated April 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nova LifeStyle, Inc.

By:	/s/ Thanh H. Lam
Thanh H. Lam
Chairperson of the Board

Date: April 23, 2025